UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission

File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

225 South Lake Avenue, Suite 300, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth below under Item 3.02 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On September 30, 2011, Arrowhead Research Corporation (the “Company”) entered into Subscription Agreements with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of 14,589,171 shares of common stock, $0.001 par value per share (the “Shares”), at a purchase price of $0.38 per share. The aggregate purchase price to be paid by the Purchasers for the shares of common stock was $5,543,885. The closing of the sale of the Shares occurred on September 30, 2011.

Subsequent to the September 30, 2011 closing, the Company entered into an additional Subscription Agreement with Purchaser, pursuant to which the Company agreed to issue and sell 1,381,579 Shares at a purchase price of $0.38 per share for an aggregate purchase price of $525,000. The additional closing occurred on October 5, 2011.

The Subscription Agreement requires the Company to register the resale of the Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the closing of the offering, and to use commercially reasonable efforts to have the registration statement declared effective within 180 days.

The Shares were issued in a transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933, with respect to certain purchasers, and under Regulation S promulgated under the Securities Act of 1933, with respect to the other purchasers.

The above description of the material terms of the offering is qualified in its entirety by reference to the form of Subscription Agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement, dated September 30, 2011, between the Company and the purchasers listed thereon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 6, 2011

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated September 30, 2011, between the Company and the purchasers listed thereon.